UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2011

OICco Acquisition I, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-162084	27-0625383
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

4412 8th St. SW, Vero Beach, FL	32968
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (772) 584-3308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .     Written communications pursuant to Rule 425 under the Securities Act

      .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Liberty Electric, a United Kingdom corporation  (Liberty) to exchange 45,000,000 shares of OICco in exchange for shares of  Liberty representing 100% of the issued and outstanding shares of Liberty.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Liberty  will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Liberty.  The Exchange Agreement contains customary representations, warranties, and conditions.

On September 7, 2011, OICco Acquisition I, Inc. and Liberty Electric entered into an Addendum to the Exchange Agreement in which it was agreed that upon the execution and effectiveness of the Exchange Agreement, Ian G. Hobday, Darren West, Barry Shrier and Jevon Thurston-Thorpe will be appointed to the Board of Directors of OICco Acquistion I, Inc.

On September 6, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Electric Car Company, a Florida corporation  (ELCR) to exchange 40,000,000 shares of OICco in exchange for shares owned by ELCR of  Imperial Coach Builders, Inc. representing 100% of the issued and outstanding shares of Imperial Coach Builders, Inc.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Coachworks, Inc. will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Imperial Coach Builders, Inc.  The Exchange Agreement contains customary representations, warranties, and conditions.

Item 9.01 Exhibits

Exhibits

No.	Exhibits

2.a	Exchange Agreement –Liberty Electric

2.b	Exchange Agreement—Electric Car

2.c	Addendum to Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  September 9, 2011

OICco ACQUISITIONS I, INC.

By:  /s/ Joshua Sisk

       Joshua Sisk, President and

       Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits

2.a	Exchange Agreement –Liberty Electric

2.b	Exchange Agreement—Electric Car

2.c	Addendum to Agreement